Exhibit 10.21

Hawaiian Telcom & Accenture CONFIDENTIAL

Amendment Number Two

To Application Services Agreement

July 19, 2007

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMSSION.

AMENDMENT NUMBER TWO

TO APPLICATION SERVICES AGREEMENT

This Amendment Number Two (“Amendment”), effective as of July 19, 2007 (the “Amendment Effective Date”), is between Hawaiian Telcom Communications, Inc. (“Hawaiian Telcom”) and Accenture LLP (“Accenture”). Accenture and Hawaiian Telcom may be referred to in this Amendment individually as “Party” and together as “Parties.”

The Parties entered into that certain Application Services Agreement, effective as of February 5, 2007 (the “Agreement”), which the Parties now desire to amend.

The Parties agree to modify and amend the Agreement, as follows:

1.     Billing Fallout Queue Management Statement of Work: The Parties have agreed to expand and extend Exhibit B-6, Billing Fallout Queue Management Statement of Work (“SOW”), to perform Billing Fallout Services.

2.     Term: Section 1.2, Term, of the SOW is extended from August 31, 2007 to December 31, 2007.

3.     Charges: Section 1.4, Charges, of the SOW is modified to increase the team for August 2007 and to provide the resources and rates for September 2007 through December 2007.

The following table shows the resources and rates for August 1, 2007 through October 31, 2007. This table supersedes the charges listed in the original SOW for August 2007.

Resource Type	Location	[ * ]	[ * ]	[ * ]
Business Analyst (US-based)	Honolulu	[ * ]	[ * ]	[ * ]
Project Manager	Manila	[ * ]	[ * ]	[ * ]
Senior Programmer/ Network	Manila	[ * ]	[ * ]	[ * ]
Programmer	Manila	[ * ]	[ * ]	[ * ]
Approximate Monthly Charge				[ * ]

*  Confidential material redacted and filed separately with the Commission.

The following table shows the resources and rates for November 1, 2007 through December 31, 2007.

Resource Type	Location	[ * ]	[ * ]	[ * ]
Project Manager	Manila	[ * ]	[ * ]	[ * ]
Senior Programmer/ Network	Manila	[ * ]	[ * ]	[ * ]
Programmer	Manila	[ * ]	[ * ]	[ * ]
Approximate Monthly Charge				[ * ]

If during the performance of Billing Fallout Services adjustments to the staffing levels described above is requested, Hawaiian Telcom and Accenture will mutually agree to any such adjustments. Hawaiian Telcom shall provide Accenture 20 business days notice prior to reducing headcount.

4.     Travel for Manila Resources: Section 1.4, Charges, of the SOW is adjusted to reflect changes for Manila resources for the remainder of the term of the SOW. During the Billing Fallout Term, Manila resources may be requested by Hawaiian Telcom to travel to the US location. Any such travel shall include one time costs of $3100 and a per week cost of $1600 and be pre approved by Hawaiian Telcom.

5.     Defined Terms: Any terms not defined in this Amendment will have the same meaning as in the Agreement, as previously amended.

6.     Effect of Amendment: Unless otherwise amended herein, all terms and conditions of the Agreement, as previously amended, remain unmodified and in full force and effect.

* Confidential material redacted and filed separately with the Commission.

IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the Parties hereto as of the Effective Date.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Paul H. Sunu

Name:	Paul H. Sunu

Title:	SVP & Chief Financial Officer

Date:	August 31, 2007

Accenture LLP

By:	/s/ Timothy A. Hale

Name:	Timothy A. Hale

Title:	Partner

Date:	August 30, 2007